Exhibit 99.1

Anebulo Pharmaceuticals Reports Third Quarter Fiscal Year 2022 Financial Results and Recent Updates

AUSTIN, Texas (May 11, 2022) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and substance abuse (the “Company” or “Anebulo”), today announced financial results for the three months ended March 31, 2022 and recent updates.

Third Quarter Fiscal Year 2022 and Subsequent Highlights:

●	Completed enrollment of all 60 subjects in Part A of an ongoing Phase 2 proof-of-concept clinical trial at the Centre for Human Drug Research (CHDR) in the Netherlands. The Company intends to release top line data for Part A by June 30, 2022.

●	Company Executives are scheduled to participate in the following investor conferences:

○	H.C. Wainwright Global Investment Conference, May 23-26, 2022
○	Benchmark 2022 Healthcare Housecalls 1X1 Institutional Investor Conference on June 2, 2022
○	LD Micro Invitational XII Conference, June 7-9, 2022
○	2022 BIO International Convention, June 13-16, 2022

●	A company-sponsored abstract on the antagonistic effects of ANEB-001 was accepted for a poster presentation at the 32nd Annual International Cannabinoid Research Society Symposium on the Cannabinoids, June 25-30, 2022.

Management Commentary

“We are pleased to announce that Part A of our ongoing Phase 2 proof-of-concept clinical trial is now fully enrolled, keeping us on-track to release top line data before the end of this current quarter,” stated Simon Allen, Chief Executive Officer of Anebulo. “We look forward to announcing the Part A data and providing further guidance on our path to product approval.”

Third Quarter Fiscal 2022 Financial Results

●	Operating expenses in the third quarter of fiscal 2022 were $1.9 million compared with $0.6 million in the same period in fiscal 2021.
●	Net loss in the third quarter of fiscal 2022 was $1.9 million, or $(0.08) per share, compared with a net loss of $0.6 million, or $(0.68) per share, in the third quarter of fiscal 2021.
●	Cash burn in the third quarter of fiscal 2022 was $1.5 million.
●	Cash and cash equivalents were $16.5 million as of March 31, 2022.

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and substance abuse. Its lead product candidate, ANEB-001, is intended to reverse the negative effects of acute cannabinoid intoxication within one hour of administration. ANEB-001 is a competitive antagonist at the human cannabinoid receptor type 1 (CB1). For further information about Anebulo, please visit www.anebulo.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Anebulo Pharmaceuticals and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including risks attendant to developing, testing and commercializing the company’s product candidates, and those described in Anebulo Pharmaceutical’s most recent annual report on Form 10-K and in other periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Anebulo Pharmaceuticals undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

CONTACTS:

Anebulo Pharmaceuticals, Inc.

Scott Anderson

Head of Investor Relations and Public Relations

(858) 229-7063

scott@anebulo.com

Rex Merchant

Chief Financial Officer

(512) 598-0931

IR@anebulo.com

Anebulo Pharmaceuticals, Inc.

Condensed Balance Sheet Data

	March 31, 2022	June 30, 2021
Assets
Cash	$16,547,727	$19,985,645
Total assets	$17,248,467	$21,653,491
Liabilities and stockholders’ equity
Total liabilities	85,777	241,633
Total stockholders’ equity	17,162,690	21,411,858
Total liabilities and stockholders’ equity	$17,248,467	$21,653,491

Anebulo Pharmaceuticals, Inc.

Condensed Statements of Operations

	Three Months Ended March 31,
	2022	2021
Research and development	$915,363	$273,038
General and administrative	964,281	279,093
Total operating expenses	1,879,644	552,131
Loss from operations	(1,879,644)	(552,131)

Other income (expenses), net	3,153	(3,701)
Net loss	$(1,876,491)	$(555,832)
Deemed dividends	-	(8,208,393)
Net loss attributable to common stockholders	(1,876,491)	(8,764,225)
Weighted average common shares outstanding, basic and diluted	23,344,567	12,982,500
Net loss per share, basic and diluted	$(0.08)	$(0.68)

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